FORM 8-A

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



                    Innovative Energy Solutions, Inc.

         (Exact name of registrant as specified in its charter)



          Nevada                                20-0650397

(State of incorporation or        (I.R.S. Employer Identification No.)
 organization)


          41 North Mojave Road
              Las Vegas, NV			  89101

(Address of principal executive offices)       (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act: None



Title of each class			       Name of each exchange on which
to be so registered			       each class is to be registered


If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. *

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. *

Securities Act registration statement file number to which this form relates:
(if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:



Common Stock, $0.001 par value

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

The description of the registrant's Common Stock is incorporated herein by reference to the information appearing under "Description of Securities" in the registrant's prospectus which forms a part of the registrant's Registration Statement on Form SB-2, filed concurrently with this Form.

Item 2.    Exhibits

The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:







Exhibit #   Description of Document

3.1         Articles  of  Incorporation   and  Amendment  #  1  to  Articles  of
            Incorporation
3.2         By-Laws of the Corporation
4.1         Rights of common stockholders
5.1         Opinion on legality from The O'Neal Law Firm, P.C.
10.1        Executive Employment  Agreement  for Ronald C. Foster dated June 21,
            2004
10.2        Executive  Employment  Agreement for Terry  Dingwall  dated June 21,
            2004
10.3        Executive  Employment Agreement for Stephen P. Monaco dated June 18,
            2004
10.4        Executive  Employment  Agreement for Patrick J. Cochrane  dated June
            21, 2004
10.5        Employment Agreement for Trevor Park dated July 1, 2004
10.6        Employment Agreement for Alain Liberty dated July 1, 2004
10.7        2004 Incentive and Nonstatutory Stock Option Plan
10.8 Purchase Agreement for Patents, Licenses Trademarks, Assignments and all other intellectual properties with Innovative Energy Solutions, Inc., a Alberta, Canada Corporation dated May 15, 2004.
10.9        Employment Agreement for Norman Arrison dated July 1, 2004
10.10 Research & Development And Intellectual Property Assignment Agreement from Dr. Hyunik Yang dated June 26, 2004.
10.11 Exclusive Distributorship Agreement from Sun woo Energy Technology, Inc. and Koo Hyo Hwea dated May 10, 2004.
10.12	    Purchase Agreement dated March 25,2004 with SBI COmmunications, Inc.
23.1        Consent  of  Epstein  Weber  &  Conover,   PLC,   Certified   Public
            Accountants

                                           2

                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 22, 2004




INNOVATIVE ENERGY SOLUTIONS, INC.

By:   /s/ Patrick J. Cochrane
---------------------------------
Name:  Patrick J. Cochrane
Title: Chief Executive Officer